EXHIBIT 16


                                       July 26, 2002


Securities and Exchange Commission
Washington, D.C. 20549


Horton & Company, LLC (a predecessor firm of Citrin Cooperman & Company, LLP) was previously the auditors for Snelling Travel, Inc. On March 27, 2002, Horton & Company, LLC reported on the financial statements of Snelling Travel, Inc. as of December 31, 2001 and 2000, and for the years then ended. On July 22, 2002, we resigned as the auditors of Snelling Travel, Inc. We have read the statements made by Snelling Travel, Inc., included under Item 4 of its Form 8-K dated July 26, 2002 and we agree with such statements.


                                                     Very truly yours,


                                                     /s/ Horton & Company, LLC
                                                     -------------------------
                                                     Horton & Company, LLC